NEWS RELEASE Release Date: February 28, 2006 at 4:00 p.m. ET

KNBT BANCORP, INC. ANNOUNCES COMPLETION OF THE ACQUISITION OF
PARAGON GROUP, INC., THE PARENT HOLDING COMPANY FOR
THE TRUST COMPANY OF LEHIGH VALLEY
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Lehigh Valley, PA (February 28, 2006) — KNBT Bancorp, Inc. (NASDAQ/NMS “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), announced today the completion of the acquisition of Paragon Group, Inc., the parent holding company for The Trust Company of Lehigh Valley (the “Company”), a Pennsylvania-chartered non-depository bank located in Allentown, Pennsylvania. KNBT previously announced entering into the agreement to purchase the Company on November 15, 2005. As a result of the acquisition, the Company has merged into the Bank.

As a result of this acquisition, G. Allen Weiss, a former founder of the Company, now serves as President of the newly formed KNBT Wealth Management Group, a division of Keystone Nazareth Bank & Trust. This group brings together the Investment Management & Trust Company team, KNBT Securities, Inc., a full-service brokerage subsidiary, and KNBT Private Banking, providing an array of special credit and deposit products to high net worth clients. Over the next several months, KNBT will establish the KNBT Wealth Management Centre at 1620 Pond Road, Allentown, Pennsylvania, the Company’s current headquarters.

“We are extremely excited to announce the completion of the acquisition of The Trust Company of Lehigh Valley, “ stated Scott V. Fainor, President & Chief Executive Officer of KNBT. “The vast level of experience and expertise of the new KNBT Wealth Management Group will deliver the financial alternatives and solutions our clients want and need, with a focus on unmatched personal service.”

G. Allen Weiss, KNBT Wealth Management Group President, added, “Today marks an important milestone for our company and our clients. As a part of the KNBT family, we are uniquely positioned in our market area to deliver an impressive breadth and depth of financial solutions, backed by our shared tradition of customer service excellence.”

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc., with total assets of $3.1 billion at December 31, 2005, is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 57 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

About KNBT Wealth Management Group

The KNBT Wealth Management Group, a division of Keystone Nazareth Bank & Trust, includes the Investment Management & Trust Company, KNBT Securities, Inc., a full-service brokerage subsidiary and KNBT Private Banking, providing individual and business clients with comprehensive investment, fiduciary and planning services.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

G. Allen Weiss, President, KNBT Wealth Management Group, 610-366-9934

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT Bancorp, Inc. (“KNBT” or the “Holding Company”) management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the Caruso Benefits Group, Inc. (“Caruso”), Northeast Pennsylvania Financial Corp. (“NEPF”) and the Paragon Group, Inc. (“Paragon”). These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) estimated cost savings from the acquisition of NEPF cannot be fully realized within the expected time frame; (4) revenues following the acquisitions of Caruso, NEPF and Paragon are lower than expected; (5) costs or difficulties related to the integration of Paragon into KNBT are greater than expected; (6) competitive pressure among depository institutions increases significantly; (7) changes in the interest rate environment may reduce interest margins; (8) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (9) legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; (10) other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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